SUBSCRIPTION AGREEMENT
To Reed’s, Inc.:

Please issue share of Reed’s, Inc.’s common stock in the amounts and name(s) shown below. The signature(s) affixed below acknowledge(s) that I/we have received the Prospectus dated August 2, 2005.

I/we further current residence in the state of ___________________ and that the broker dealer through whom I am making this purchase is Brookstreet Securities Corporation. I/we understand that Reed’s, Inc. and Brookstreet Securities Corporation will be relying on the above representations by me/us.

This subscription represents my authorization to apply for payment of this subscription, the cash equivalent balance present on account in my/our name(s) at Brookstreet Securities Corporation or other selling agent as authorized by Brookstreet Securities Corporation’s allotment agent.

Please apply $____________ as payment for ___________ shares at $4.00; Total $__________* and Register the shares in the following name(s) and amount(s):

(Please Print)
Name(s): ___________________ ___________________ ___________________
Number of share(s): _________________

As: (check one)
⁯ Individual ⁯ Joint Tenancy ⁯ Husband & Wife as community property ⁯ Tenants in Common
⁯ Corporation  ⁯ Trust  ⁭ Other: ______________________________________________

 For the person(s) who will be registered shareowners:
 Mailing Address (P.O. Box not acceptable): ___________________________________________
City: ____________________________________ State/Province: ______ Zip/Post Code: ______
Home Phone: ______________________________ Work Phone: _________________________

Social Security or Taxpayer ID Number(s): ________________ ___________________ __________________

******************************************
No subscription is effective until accepted by the underwriter and the issuer. The undersigned understands that this subscription may be accepted or rejected in whole or in part by Brookstreet Securities Corporation and Reed’s, Inc. in their sole discretion and that this subscription is and shall be irrevocable unless Brookstreet Securities Corporation and Reed’s, Inc. for any reason reject this subscription.
*******************************************

___________________________________________   _______________________
Subscriber Signature                      Date

___________________________________________   _______________________
Subscriber Signature                      Date

      ___________________________________________   _______________________
Subscriber Signature                      Date

       Subscription Accepted by Brookstreet Securities Corporation:

___________________________________________  _______________________
BY: Stephen Washburn                      Date
ITS: Executive Vice President

Subscription Accepted by Reed’s, Inc.:

___________________________________________  _______________________
BY: Chris Reed                          Date
ITS: President